Oppenheimer Holdings Inc. New York, NY May 5, 2025 Annual Stockholders' Meeting

WELCOME to Oppenheimer's 2025 Annual Stockholders' Meeting May 5, 2025 2

Safe Harbor Statement This presentation and other written or oral statements made from time to time by representatives of Oppenheimer Holdings Inc. ("Oppenheimer” or the “company”) may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, new products or services, anticipated market performance and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the company’s current beliefs, expectations and assumptions regarding the future of the company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the company’s control. The company cautions that a variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025 (the “2024 10-K”) and Quarterly Report on Form 10-Q for the quarter-ended March 31, 2025 filed with the SEC on April 25, 2025 (the “2025 10-Q1”). In addition, important factors that could cause actual results to differ materially from those in the forward-looking statements include those factors discussed in Part I, “Item 2. Management’s Discussion & Analysis of Financial Condition and Results of Operations” of the 2025 10-Q1. Any forward-looking statements herein are qualified in their entirety by reference to all such factors discussed in the 2024 10-K, the 2025 10-Q1 and the company’s other SEC filings. There can be no assurance that the company has correctly or completely identified and assessed all of the factors affecting the company’s business. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by the company in this presentation is based only on information currently available to the company and speaks only as of the date on which it is made. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 3

4 Albert Lowenthal to Step Down as Chief Executive Officer of Oppenheimer & Co. Inc. and Oppenheimer Holdings Inc. He will assume a new role as Executive Chairman of Oppenheimer & Co. Inc. Robert Lowenthal Appointed Chief Executive Officer of Oppenheimer & Co. Inc. and Oppenheimer Holdings Inc. Oppenheimer & Co. Inc. announced that Robert (Rob) Lowenthal will assume the role of Chief Executive Officer of both Oppenheimer & Co. Inc. and its parent company, Oppenheimer Holdings Inc., in addition to his current position as President of Oppenheimer & Co. Inc. Rob has been with Oppenheimer since 1999, bringing 26 years of leadership experience across several key divisions. Throughout his tenure, he has held a number of senior roles, including his current position as Head of Investment Banking (2016–present), a role he will maintain alongside his new responsibilities. He previously led Global Fixed Income (2008–2016) and Information Technology (1999 –2008). Rob was appointed to the Board of Directors in 2013 and named President in 2021. He also serves as Chair of the Management Committee and Co- Chair of the Risk Management Committee.

(1) Chart does not include $12.8 million allocated to Corporate/Other. (2) Represents book value less goodwill and intangible assets divided by number of shares outstanding. Business Overview Oppenheimer Snapshot (NYSE:OPY) 3/31/2025 12/31/2024 Stockholders' Equity ($M): $872.3 $850.4 Market Cap ($M): $627.75 $662.20 Book Value per Share: $82.87 $82.31 Tangible Book Value per Share:(2) $65.85 $64.96 Share Price: $59.63 $64.09 Basic Earnings per Share: $2.93 $6.91 Diluted Earnings per Share: $2.72 $6.37 P/E Ratio (TTM): 8.12 9.27 Dividend Yield (TTM): 1.16% 1.03% Employees: 3,012 3,018 # of Financial Advisors: 933 931 Retail Branches in the US: 89 88 Client Assets under Administration ($B): $129.9 $129.5 Client Assets Under Management ($B): $48.9 $49.4 A Preeminent Wealth Manager and Investment Bank Wealth Management Private client services and asset management solutions tailored to individuals' unique financial objectives Capital Markets Investment banking services and capital markets products for institutions and corporations Business Mix - FY 2024 Revenue ($1,432.5M)(1) 5 31% 69% Oppenheimer is a leading investment bank and full-service investment firm that provides financial services and advice to high net worth investors, individuals, businesses and institutions.

• Hong Kong, China• London, UK • Geneva, Switzerland • St. Helier, Isle of Jersey • Tel Aviv, Israel Global Footprint Strong presence in the U.S. and internationally • 89 retail branches in the U.S. • 5 international offices • 3,012 employees − 933 financial advisors − 165+ institutional sales professionals − 35+ senior research analysts US London Hong Kong Tel Aviv Geneva St. Helier Wealth Management Institutional Equities Fixed Income Investment Banking Research Data as of March 31, 2025 6

Earnings per share (Basic)1 $ 6.91 $ 2.81 145.9% Earnings per share (Diluted)1 $ 6.37 $ 2.59 145.9% Summary Operating Results: 2024 vs 2023 (Unaudited) 7 Highlights ($000’s, except otherwise indicated) For the 12-Months Ended REVENUE 12/31/2024 12/31/2023 % Change Commissions $ 409,710 $ 349,248 17.3 % Advisory fees 483,433 415,679 16.3 % Investment banking 176,447 117,665 50.0 % Bank deposit sweep income 138,770 172,807 (19.7)% Interest 135,537 104,550 29.6 % Principal transactions, net 54,684 65,347 (16.3)% Other 33,915 23,529 44.1 % Total Revenue 1,432,496 1,248,825 14.7 % EXPENSES Compensation and related expenses 936,814 782,396 19.7 % Non-compensation related expenses 389,925 419,659 (7.1)% Total Expenses 1,326,739 1,202,055 10.4 % Pre-tax income 105,757 46,770 126.1 % Net income attributable to Oppenheimer Holdings Inc. $ 71,557 $ 30,179 137.1 % Record revenue for the full year 2024 driven by higher advisory fees attributable to a rise in billable assets under management ("AUM"), an increase in transaction-based commissions as well as significantly improved investment banking and interest revenue Revenue of $1.4 billion, net income of $71.6 million and basic earnings per share of $6.91 for the full year 2024 Compensation expenses increased from the prior year largely as a result of higher production- related expenses, incentive compensation accruals and elevated costs associated with stock appreciation rights2 Lower non-compensation expenses for the full year 2024 primarily reflect lower legal and regulatory costs, partially offset by higher interest expense on short-term borrowings The Company repurchased 243,806 shares of Class A non-voting common stock during the full year 2024 under its previously announced share repurchase program 1 Attributable to Oppenheimer Holdings Inc. 2 Expenses associated with share appreciation rights totaled $32.6 million (pre-tax) for the year ended December 31, 2024 ($3.9 million for the year ended December 31, 2023) and were solely impacted by the increase in the OPY Class A non-voting share price from $40.74 at 12/31/23 to $64.09 at 12/31/24.

Summary Operating Results: 1Q-25 vs 1Q-24 (Unaudited)

OPPENHEIMER

($000's, except otherwise indicated) For the 3-Months Ended

REVENUE	3/31/2025	3/31/2024	% Change
Commissions	110,878	95,850	15.7 %
Advisory fees	128,803	114,847	12.2 %
Investment banking	47,623	50,537	(5.8)%
Bank deposit sweep income	30,075	36,685	(18.0)%
Interest	36,369	26,766	35.9 %
Principal transactions, net	8,975	18,234	(50.8)%
Other	5,102	10,219	(50.1)%
Total Revenue	**367,825**	**353,138**	**4.2 %**
EXPENSES			
Compensation and related expenses	227,091	221,713	2.4 %
Non-compensation related expenses	99,358	93,970	5.7 %
Total Expenses	**326,449**	**315,683**	**3.4 %**
Pre-tax income	41,376	37,455	10.5 %
Net income attributable to Oppenheimer Holdings Inc.	**$ 30,655**	**$ 26,054**	**17.7 %**
Earnings per share (Basic)[1]	$ 2.93	$ 2.50	17.2%
Earnings per share (Diluted)[1]	$ 2.72	$ 2.37	14.8%

[1] Attributable to Oppenheimer Holdings Inc.

Highlights

Increased revenue for the first quarter of 2025 was primarily driven by significantly higher advisory fees attributable to a rise in billable AUM, and an increase in transaction-based commissions as well as sales and trading revenue

Total stockholders' equity, book value and tangible book value per share reached new record highs as a result of positive earnings

Assets under administration and under management at March 31, 2025 modestly decreased below recently established records

Compensation expenses increased from the prior year quarter largely as a result of inflationary pressures on wages and higher production-related expenses

Non-compensation expenses increased from the prior year quarter primarily due to higher interest and technology-related expenses and higher clearing and execution costs attributable to higher volumes

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9 Select Financial Measures Earnings per Share ($)1 Net Income ($M)1Revenue ($M) Stockholders’ Equity ($M)1 1 Attributable to Oppenheimer Holdings Inc.

10 OPY Historical Stock Price $58.86 NYSE: OPY April 23, 2025 Da ily V ol um e

11 Capital Structure Book Value & Tangible Book Value per Share ($) Liquidity & Capital • Stockholders’ equity of $872.3 million as of March 31, 2025 • Book value ($82.87) and tangible book value ($65.85) per share increased from the prior year period largely as a result of positive earnings • The Board of Directors announced a quarterly dividend in the amount of $0.18 per share payable on May 23, 2025 to holders of Class A non-voting and Class B voting common stock of record on May 9, 2025 As of March 31, 2025 ($ in thousands) Total Assets: $ 3,572,182 Stockholders’ Equity: $ 872,266 Broker-Dealer Regulatory Capital ($ in millions) Regulatory Net Capital: $ 384.1 Regulatory Excess Net Capital: $ 355.4 82.87 65.66 72.41 76.72 82.31 77.47 Long-term Borrowings ($M)

12 Interest and Fee Revenue Margin Lending Interest and Fee Revenue ($M) • Client funds swept into deposit accounts at participating banks and eligible for FDIC deposit insurance • 50+ participating banks • FDIC-Insured Bank Deposit program had a balance of $2.9 billion at 3/31/25 • Bank deposit sweep income of $132.2 million for TTM 3/31/25 FDIC-Insured Bank Deposit Program • Credit extended to clients on a collateralized basis • Average customer margin debits were $1,295 million for TTM 3/31/25 • Margin interest revenue of $87.9 million for the TTM 3/31/25

13 $12.7 Corp/Other Segment Revenue Breakdown 2024 vs 2023 Pre-Tax Income Breakdown by Segment ($M)Revenue Breakdown by Segment ($M) Wealth Management Capital Markets 2024 Revenue $1,432.5 M 2023 Revenue $1,248.8 M $12.8 Corp/Other 31% 68% 28% 71%

14 Segment Revenue Breakdown 1Q-25 vs 1Q-24 Pre-Tax Income Breakdown by Segment ($M)Revenue Breakdown by Segment ($M) Wealth Management Capital Markets 1Q-25 Revenue $367.8 M 1Q-24 Revenue $353.1 M $2.5 Corp/Other $3.0 Corp/Other 34% 66% 32% 68%

Leading Wealth Management Platform Well-recognized brand and one of the few independent, non-bank broker-dealers with full service capabilities Retail Services • Full-Service Brokerage • Financial Planning, Retirement Services, Insurance Solutions, Corporate & Executive Services & Trust Services • Margin & Securities Lending Advisory Services • Investment Policy Design & Implementation • Asset Allocation & Portfolio Construction • Research, Diligence & Manager Selection • Portfolio Monitoring & Reporting Alternative Asset Management • Hedge Funds & Fund-of-Funds • Private Equity Wealth Management Services Wealth Management Revenue ($M) Client Assets per Financial Advisor ($M) Wealth Management Pre-Tax Profit Margin 15

Wealth Management Metrics Sustained shift to Fee-Based Revenue Advisory Fees as a Percentage of Wealth Management Advisory Fees and Commissions Client Assets Under Administration ($B) Client Assets Under Management ($B) 16

Capital Markets

A leading capital markets business providing sophisticated investment banking, research and trading solutions

Equity Services

- Sales and Trading
- Equity Research
  - 35+ senior research analysts covering 600+ companies
- Corporate Access (Conferences & NDRs)

Investment Banking

- Mergers & Acquisitions
- Equity Capital Markets
- Debt Capital Markets
- Restructuring & Special Situations

Fixed Income

- Taxable Fixed Income Sales & Trading
- Non-Taxable Fixed Income Sales & Trading
- Public Finance

49.3%
Investment Banking Revenues
2024 vs 2023

19.6%
Sales & Trading Revenues
2024 vs 2023

Capital Markets Revenue ($M)



$626
$338
$346
$448
$112
$123
2021
2022
2023
2024
1Q-24
1Q-25

Capital Markets Revenue Breakdown 2024



$25.4
6%
$125.8
28%
2024
$447.6M
$167.6
37%
$128.8
29%
Institutional Equities
Investment Banking
Global Fixed Income
Public Finance & Municipal

Investment Banking Focus Industries



Healthcare



Technology



Consumer & Retail



Transportation & Logistics



Finance & Real Estate



Energy

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Summary Investing in our future and poised for growth Technology Transportation & Logistics Energy 18 In Review Looking Forward Record high revenues for the full year 2024 were driven by higher advisory fee, an increase in transaction-based revenues as well as significantly improved investment banking and interest revenue Our strong 2024 results provided the company with the opportunity to further strengthen its balance sheet through the redemption of all outstanding senior secured notes ($113 million) in Q4-2024 The firm's diversified business model continued delivering profitable results in Q1-2025 amidst increasingly uncertain macroeconomic conditions, posting our best quarter since Q4- 2021's record quarterly results Our solid capital position afforded us the ability to return capital to stockholders through a 20% increase in our quarterly dividend in Q3-2024 in addition to repurchases of 243,806 Class A non- voting common shares in 2024 Well-positioned to provide client advice amidst rapid developments on market-moving policies enacted by the new administration that have resulted in increasingly volatile market conditions Will continue to pursue organic and inorganic growth opportunities in areas complimentary to our existing businesses while continuing to look at the independent channel and other strategic partnerships Moving into Q2-2025, advisory fees may be adversely impacted by lower billable AUM should the recent market decline persist amidst uncertainty over tariffs and tax policy while capital markets activity levels and related fees may not rebound if volatile market conditions continue Will opportunistically pursue hiring qualified candidates across the platform, including in Wealth Management and Capital Markets